Exhibit 99.1

AAON Announces Appointment of Matt Tobolski as President
and Executive Leadership Alignment

TULSA, OK, November 6, 2023 – AAON, Inc. (NASDAQ: AAON) (“AAON” or the “Company”), today announced that its Board of Directors has appointed Matt Tobolski to the role of AAON President and Chief Operating Officer. Gary Fields, the Company's President, CEO and Director, will continue to serve as CEO and a member of the Board of Directors.

Matt joined AAON in December 2021 following the acquisition of BASX, where he currently serves as President and Co-Founder. Matt brings a wealth of leadership experience driving sustainable growth in engineering and manufacturing organizations with a focus on delivering solutions that provide long-term value.

In this new role, Matt will lead AAON’s operations, engineering, sales, marketing, and administration teams overseeing approximately 3,800 employees across the organization. He will continue to build upon AAON’s decades of innovation, manufacturing prowess and customer-focused mindset while leveraging the talents and manufacturing capacity that exist across the entire AAON organization.

Additional alignment of the executive leadership team will occur to leverage resources and organizational efficiencies with globally focused roles and collaborative site leadership. Dave Benson is appointed AAON Vice President and President of BASX, where he currently serves as Co-Founder and Chairman. Dave will take over Matt’s responsibilities at BASX and provide site leadership in Redmond, Oregon. Stephen Wakefield will assume the role of AAON Vice President and Executive Vice President of AAON Oklahoma continuing with many of the same job responsibilities and providing site leadership for the Oklahoma and Missouri locations. Doug Wichman will continue in his role as AAON Vice President and President of AAON Coil Products providing site leadership for the Texas facility.

Alignment and addition of globally focused roles will occur to leverage the skills and talents across the organization and continue to drive our One AAON culture. Rob Teis is changing roles to Vice President of Business Technology to provide critical leadership as AAON continues evolving systems and processes across the organization. Previously, Rob was Vice President of Sales and Marketing. Andrew Edmondson will be promoted to AAON Executive Director of Sales and Marketing, taking over most of Rob’s prior duties. Larry Honel will be promoted to Executive Director of Global Operations and Whitney Wakefield will be promoted to Executive Director of Production Controls. All changes in this announcement are effective January 1, 2024.

Gary Fields, CEO, congratulates everyone and notes “Teamwork and collaboration are the heartbeat of great companies and we must continue to focus on these principles in the ongoing effort to improve how we do business and operate on a daily basis. These leadership transitions are a significant and exciting step forward, aligning our leaders to best support our operations and to lead us to long-term sustainability. The alignment of Company leadership is critical to managing and adapting AAON’s fast-evolving business. We must stay competitive, innovate and respond to future market demands. We are committed to ensuring all aspects of the business are harmonized and working cohesively towards a bright future for everyone and I strongly believe these leadership appointments will position the Company to continue delivering on these objectives.”

About AAON
Founded in 1988, AAON is a world leader in HVAC solutions for commercial and industrial indoor environments. The Company's industry-leading approach to designing and manufacturing highly configurable equipment to meet exact needs creates a premier ownership experience with greater efficiency, performance and long-term value. AAON is headquartered in Tulsa, Oklahoma, where its world-class innovation center and testing lab allows AAON engineers to continuously push boundaries and advance the industry. For more information, please visit www.AAON.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “should”, “will”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligations to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that could cause results to differ materially from those in the forward-looking statements include (1) the timing and extent of changes in raw material and component prices, (2) the effects of fluctuations in the commercial/industrial new construction market, (3) the timing and extent of changes in interest rates, as well as other competitive factors during the year, and (4) general economic, market or business conditions.

Contact Information
Joseph Mondillo
Director of Investor Relations
Phone (617) 877-6346
Email: joseph.mondillo@aaon.com